EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------


         NAME                                             STATE OF INCORPORATION
         ----                                             ----------------------

Budget Medical Products, Inc.                               California

ICU MedEurope Limited                                       United Kingdom

SetFinder, Inc.                                             Delaware

BMP de Mexico, S.A. de C.V.                                 Mexico


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